BUCHBINDER TUNICK & COMPANY LLP
                       1200 N. FEDERAL HIGHWAY, SUITE 209
                            BOCA RATON, FLORIDA 33432












Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

          Re:      Atlantic International Entertainment, Ltd.
                   Commission File No. 0-27256
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Gentlemen:

         We have read and agree with the comments set forth in Item 4 of the Form 8-K of Atlantic International Entertainment, Ltd. (formerly CEEE Group Corporation) dated January 30, 1997.


                                          Very truly yours,


                                          /S/BUCHBINDER TUNICK & COMPANY LLP
                                          ----------------------------------
                                          BUCHBINDER TUNICK & COMPANY LLP

Boca Raton, Florida
February 6, 1997


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